Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contact:
Natalie Wymer
408-457-2348
Natalie.Wymer@sunpower.com

Investor Contact:
Bob Okunski
408-240-5447
Bob.Okunski@sunpower.com

SunPower Begins A New Chapter in American Solar Manufacturing

Acquires SolarWorld Americas' Assets in Hillsboro, Oregon
Starts Conversion to P-series Technology

SAN JOSE, Calif., October 1, 2018 - Following up on its commitment last spring to invest in American manufacturing, SunPower (NASDAQ:SPWR) today announced that it has completed its acquisition of certain assets of SolarWorld Americas, including its Hillsboro, Oregon facilities and its predominantly manufacturing workforce of more than 200 employees. SunPower has already begun to inject fresh capital into the factory as it executes plans to implement its leading-edge high efficiency P-Series solar panel manufacturing technology.

“This acquisition is an important step in helping to reshape solar manufacturing in America,” said Tom Werner, SunPower CEO and chairman of the board. “With a dedicated and experienced Hillsboro workforce and our advanced P-Series solar panel manufacturing technology, invented and perfected in Silicon Valley, we’ll be able to sell high-performance American-assembled panels to serve our strong U.S. market demand.”

SunPower has already begun implementing its plans to move relevant equipment to Hillsboro and rapidly convert existing module capacity to manufacture 19 percent efficient P-Series technology. Product shipments are expected to begin by the first quarter of next year. During this transition, Hillsboro employees will continue to produce SolarWorld Americas product over the next several months before refocusing on manufacturing SunPower P-Series products.

SunPower, a leader in the residential and commercial markets, will sell 19 percent efficient P-Series panels as part of a comprehensive high-efficiency product portfolio that includes X- and E-Series, and, beginning in 2019, will include its newly developed next generation technology.

The purchase price for the SolarWorld Americas assets was not disclosed.

About SunPower
As one of the world's most innovative and sustainable energy companies, SunPower (NASDAQ:SPWR) provides a diverse group of customers with complete solar solutions and services. Residential customers, businesses, governments, schools and utilities around the globe rely on SunPower's more than 30 years of proven experience. From the first flip of the switch, SunPower delivers maximum value and superb performance throughout the long life of every solar system. Headquartered in Silicon Valley, SunPower has dedicated, customer-focused employees in Africa, Asia, Australia, Europe, and North and South America. For more information about how SunPower is changing the way our world is powered, visit www.sunpower.com.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding capital injections, manufacturing and production plans, product focus, and transition timing. These forward-looking statements are based on our current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievement to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: competition and market conditions in the solar and general energy industry, our ability to commercialize new products and services, appropriately sizing our manufacturing capacity and containing manufacturing and logistics difficulties that could arise, and difficulties that may arise in managing our strategic relationships. A detailed discussion of these factors and other risks that affect our business is included in filings we make with the

Securities and Exchange Commission (SEC) from time to time, including our most recent reports on Form 10-K and Form 10-Q, particularly under the heading "Risk Factors." Copies of these filings are available online from the SEC or on the SEC Filings section of our Investor Relations website at investors.sunpower.com. All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements in light of new information or future events.

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